Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2011 with respect to the financial statements and internal control over financial reporting of Bronco Drilling Company, Inc. contained in the Registration Statement on Form S-1 of Chesapeake Oilfield Services, Inc. We hereby consent to the use of the aforementioned report in the Registration Statement and the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

April 16, 2012